Exhibit 10.2

[***]CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT NUMBER FOUR

TO

EXCLUSIVE LICENSE AGREEMENT

BETWEEN

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA AND NEUROGESX, INC.

This Amendment Number four (this “Amendment Number Four”) is made as of April 3, 2012 (“Amendment Date”), between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200, (the “Regents”), and NEUROGESX, INC., a California corporation with its principal place of business at 2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404 (“Licensee”) (each individually, a “Party,” and collectively, the “Parties”).

WHEREAS, The Regents and Licensee entered into that certain Exclusive License Agreement between the Regents and Licensee dated November 1, 2000, as amended by Amendment Number One to the Exclusive License Agreement between the Regents and Licensee dated November 1, 2001, by Amendment Number Two to the Exclusive License Agreement between the Regents and Licensee dated December 2, 2003, and by Amendment Number Three to the Exclusive License Agreement between the Regents and Licensee dated July 29, 2004 (collectively, the “Agreement”);

WHEREAS, The Regents and Licensee are entering into that certain Settlement, Release and Patent Assignment Agreement by and among the Regents, Licensee, Marco Pappagallo (“Pappagallo”) and Peter Staats (“Staats”) dated April 3, 2012 (the “Settlement Agreement”), whereby, among other obligations, Licensee and Staats are assigning their right, title and interest in the Related IP (defined in the Settlement Agreement) to Licensee and Licensee is paying Pappagallo and Staats the Settlement Amounts (defined below); and

WHEREAS, The Regents and Licensee desire to amend the Agreement on the terms and conditions set forth in this Amendment Number Four to allow Licensee to credit up to fifty percent (50%) of the Settlement Amounts (defined below) against amounts otherwise due and payable to the Regents under the Agreement.

NOW, THEREFORE, in view of the foregoing and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. MODIFICATIONS AND ADDITIONS TO DEFINITIONS

Capitalized terms not amended or newly defined in this Amendment Number Four shall have the respective meanings set forth in the Agreement.

A. The following term is added to Article 1 of the Agreement and are set forth in their entirety below.

1.14 “Settlement Amounts” means any and all amounts due to Staats and Pappagallo under Sections 3.1 and 3.2 of the Settlement Agreement whether (i) paid by Licensee to Staats and Pappagallo directly or into the Escrow Account (as defined in the Settlement Agreement), or (ii) actually applied as credit by Licensee under Section 3.3 of the Settlement Agreement against Payments (as defined in the Settlement Agreement).

2. ADDITIONS TO PAYMENT TERMS

The following terms are added to Article 4 of the Agreement and are set forth in their entirety below.

4.10 Notwithstanding anything in this Agreement to the contrary, Licensee shall have the right to apply fifty percent (50%) of all Settlement Amounts paid or applied as a credit by Licensee under the Settlement Agreement as a direct and immediate credit against any and all payments due to the Regents under Articles 3, 6, and 7 of this Agreement; provided that Licensee shall have the right to credit the full amounts of the running royalties due to Staats and Pappagallo under Sections 3.1(d) and 3.2(d) of the Settlement Agreement until Licensee has received full credit for fifty percent (50%) of the Settlement amounts actually paid to Staats and Pappagallo under Sections 3.1(a) and 3.2(a) of the Settlement Agreement (the “Up Front Payment”). For clarity, after Licensee has recouped fifty percent (50%) of the Up Front Payment through such credits, the running royalty due to Papagallo and Staats will be shared equally by the Parties such that Licensee will pay to the Regents an effective royalty rate of [***] to each of Papagallo and Staats to satisfy the running royalty requirement under Sections 3.1(d) and 3.2(d) of the Settlement Agreement. For further clarity, if Licensee recoups fifty percent (50%) of the Up Front Payment and thereafter ceases to credit such amounts against royalties due to the Regents, but subsequently pays Pappagallo and Staats additional milestones within the Settlement Amounts (i.e., under Sections 3.1 (b) or (c) and 3.2 (b) or (c), respectively, of the Settlement Agreement, such amounts are the “Sales Milestone Payments”), then Licensee will be entitled to again credit the Sales Milestone Payments against royalties due to the Regents until such time as fifty percent (50%) of the Sales Milestone Payments have been recouped by Licensee.

3. MISCELLANEOUS.

3.1. Entire Agreement. THIS AMENDMENT NUMBER FOUR, AND THE LICENSE AGREEMENT AS AMENDED BY AMENDMENT NUMBERS ONE, TWO AND THREE SETS FORTH THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE REGENTS AND LICENSEE WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUPERSEDES ALL PRIOR DISCUSSIONS, AGREEMENTS AND WRITINGS IN RELATION THERETO. ALL MATERIAL REPRESENTATIONS AND WARRANTIES ON WHICH THE PARTIES HAVE RELIED IN CONNECTION WITH THE NEGOTIATION OF THIS AMENDMENT, IF ANY, ARE STATED EXPRESSLY IN THIS AMENDMENT NUMBER THREE. Except as stated in this Amendment Number Four, all other elements of the original Agreement (as amended by Amendment Numbers One, Two and Three), shall remain unchanged. In the event of any conflict between the terms of this Amendment Number Four and the Agreement (as amended by Amendment Numbers One, Two, and Three), the terms of this Amendment Number Four shall prevail.

	2	AMENDMENT NUMBER FOUR
[***]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Counterparts. This Amendment Number Four may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Amendment Number Four on the date(s) indicated below.

NEUROGESX, INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By	/s/ Stephen Ghiglieri	By	/s/ Joel B. Kirschbaum
Printed Name:	Stephen Ghiglieri	Printed Name:	Joel B. Kirschbaum
Title:	EVP, CFO	Title:	Director OTM
Date:	April 3, 2012	Date:	3/28/12

3	AMENDMENT NUMBER FOUR